Exhibit 99.1

ANI Pharmaceuticals Reports Record Fourth Quarter and Full Year 2025 Financial Results and Reaffirms 2026 Financial Guidance

•Record quarterly and full year net revenues of $247.1 million and $883.4 million, up 29.6% and 43.8% year-over-year, respectively
•Total Rare Disease quarterly and full year net revenue of $131.3 million and $422.6 million, up 50.8% and 84.1% year-over-year, respectively
◦Quarterly and full year Purified Cortrophin® Gel net revenues of $111.4 million and $347.8 million, up 87.6% and 75.6% year-over-year, respectively
◦Quarterly and full year ILUVIEN® and YUTIQ® net revenues of $19.8 million and $74.9 million, respectively(1)
•Quarterly and full year GAAP net income available to common shareholders of $27.5 million and $77.2 million, respectively
•Record quarterly and full year adjusted non-GAAP EBITDA of $65.4 million and $229.8 million, up 30.6% and 47.3% year-over-year, respectively
•Quarterly diluted GAAP income per share of $1.18 and adjusted non-GAAP diluted earnings per share of $2.33; full year diluted GAAP income per share of $3.32 and adjusted non-GAAP diluted earnings per share of $7.89

PRINCETON, N.J., February 27, 2026 (GLOBE NEWSWIRE) -- ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) (ANI or the Company) today announced financial results and business highlights for the fourth quarter and year ended December 31, 2025.

“2025 was a year of significant growth for our Rare Disease and Generics businesses, which drove expansion to both our top- and bottom-line,” said Nikhil Lalwani, President and CEO of ANI. “We are building on this momentum as we continue to focus on our key 2026 priority of accelerating our transformation into a leading Rare Disease company, supported by strong execution in Generics and disciplined capital deployment.”

Mr. Lalwani continued, “We see a significant multi-year growth opportunity for Cortrophin Gel as we expand in underpenetrated specialty indications and launch a dedicated organization for acute gouty arthritis flares. With a proven track record, we expect to deliver more than $1 billion in revenue in 2026, with Rare Disease representing approximately 60% of total revenue, while continuing to fulfill our purpose of Serving Patients, Improving Lives.”

(1) NIU-PS indication was merged into the ILUVIEN label in mid-2025; full-year 2025 results include YUTIQ revenue

Fourth Quarter and Recent Business Highlights:

Rare Disease

•Cortrophin Gel:
◦Cortrophin Gel net revenues were $111.4 million for the fourth quarter of 2025, an increase of 87.6% over the same period in 2024. Cortrophin Gel net revenues were $347.8 million for full year 2025, an increase of 75.6% over the same period in 2024.
◦Growth in both periods was driven by record new patient starts, continued momentum across target indications, the expanded sales force for neurology, rheumatology and nephrology, and synergies from the combined ophthalmology sales force.
◦Prescribing for acute gouty arthritis flares, for which Cortrophin Gel is the only approved ACTH therapy, remained a significant growth driver, representing over 15% of Cortrophin Gel use.
◦In January, the Company announced a planned expansion of its Rare Disease organization by ~90 people to capture the unique opportunity for Cortrophin Gel in acute gouty arthritis flares. The expanded organization is expected to deploy in mid-2026 and target appropriate patients in Podiatry and Primary Care.

•ILUVIEN:
◦ILUVIEN net revenues were $19.8 million for the fourth quarter of 2025 and $74.9 million for full year 2025.
◦The Company continues to execute commercial and patient access initiatives established in 2025, including strategic investments in marketing and medical affairs, expanded multi-indication coverage to streamline care, growth of alternative access channels, and strengthened commercial execution.

Generics

•Generics net revenues were $100.8 million in the fourth quarter of 2025, an increase of 28.2% over the same period in 2024. The increase was driven by continued strength in the partnered generic launch that commenced in the second half of the third quarter of 2025. Generics net revenues were $384.1 million for full year 2025, an increase of 27.6% year-over-year, reflecting the Company’s strong R&D capabilities, execution, and steady cadence of new product launches.

Brands

•Brands net revenues were $12.3 million for the fourth quarter of 2025, a decrease of 37.9% over the same period in 2024. Brands net revenues were $61.3 million for full year 2025, a decrease of 5.3% year-over-year. Both periods reflect a normalization in demand for certain products.

Fourth Quarter 2025 Financial Results

	Three Months Ended December 31,
(in thousands)	2025	2024	Change	% Change
Rare Disease and Brands
Cortrophin Gel	$111,431	$59,400	$52,031	87.6%
ILUVIEN (2)	19,843	27,643	(7,800)	(28.2)%
Rare Disease total net revenues	$131,274	$87,043	$44,231	50.8%
Brands	12,315	19,842	(7,527)	(37.9)%
Rare Disease and Brands total net revenues	$143,589	$106,885	$36,704	34.3%
Generics and Other
Generic pharmaceutical products	100,760	78,600	22,160	28.2%
Royalties and other pharmaceutical services	2,711	5,089	(2,378)	(46.7)%
Generics and Other total net revenues	$103,471	$83,689	$19,782	23.6%
Total net revenues	$247,060	$190,574	$56,486	29.6%
(2) NIU-PS indication was merged into the ILUVIEN label in mid-2025; fourth quarter 2024 results include YUTIQ revenue
All comparisons are made versus the same period in 2024 unless otherwise stated.

Total net revenues for the fourth quarter of 2025 were $247.1 million, an increase of 29.6% over the prior year period.

Net revenues for Rare Disease, which includes Cortrophin Gel and ILUVIEN, increased 50.8% to $131.3 million. Cortrophin Gel net revenues increased 87.6% to $111.4 million driven by increased volume. ILUVIEN net revenues were $19.8 million.

Net revenues for Brands decreased 37.9% to $12.3 million driven by normalization in demand for certain products.

Net revenues for Generic pharmaceutical products increased 28.2% to $100.8 million driven by continued strength in the partnered generic launch that commenced in the third quarter of 2025 and contribution from new product launches.

On a GAAP basis, gross margin increased from 57.9% to 59.4%, driven by the non-recurrence of costs of goods related to Alimera purchase accounting. On a non-GAAP basis, gross margin decreased from 63.5% to 59.6%, primarily due to higher sales of royalty bearing products, including Cortrophin Gel and a partnered generic product that launched in the third quarter, and lower Brands revenues.

On a GAAP basis and non-GAAP basis, research and development expenses decreased 26.3% to $12.3 million and 27.5% to $11.7 million, respectively, driven by timing associated with ongoing and new projects to support future growth of our Rare Disease and Generics businesses.

On a GAAP and non-GAAP basis, selling, general, and administrative expenses increased 18.7% to $82.8 million and 28.1% to $70.2 million, respectively, due to increased employment related costs, investment in Rare Disease sales and marketing infrastructure including the Company’s new, larger ophthalmology sales and marketing team and activities, legal expenses, and an overall increase in activities to support the growth of our business.

On a GAAP basis, the Company reported net income attributable to common shareholders of $27.5 million, or $1.18 per diluted share, for the fourth quarter of 2025 compared to net loss of $10.7 million, or $0.55 per diluted share, in the prior year period. On a non-GAAP basis, the Company reported adjusted diluted earnings per share of $2.33 for the fourth quarter of 2025 compared to $1.63 in the prior year period.

Adjusted non-GAAP EBITDA for the fourth quarter of 2025 was $65.4 million, an increase of 30.6% from the fourth quarter of 2024, driven by increased net revenues and gross profit.
For reconciliations of adjusted non-GAAP EBITDA and adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure, please see Table 3 and Table 4 below, respectively.

Liquidity

As of December 31, 2025, the Company had $285.6 million in unrestricted cash and cash equivalents, $281.1 million in net accounts receivable and $629.1 million in principal value of outstanding debt (inclusive of our senior convertible notes). The Company generated cash flow from operations of $185.2 million in 2025.

Full Year 2026 Financial Guidance:

The Company reaffirms its full year 2026 financial guidance.

	Full Year 2026 Guidance	2025 Actual	Growth
Net Revenue (Total Company)	$1,055 million - $1,115 million	$883 million	19% - 26%
Cortrophin Gel Net Revenue	$540 million - $575 million	$348 million	55% - 65%
ILUVIEN Net Revenue	$78 million - $83 million	$75 million	4% - 11%
Adjusted Non-GAAP EBITDA	$275 million - $290 million	$230 million	20% - 26%
Adjusted Non-GAAP Diluted EPS	$8.83 - $9.34	$7.89	12% - 18%

ANI expects full year total company adjusted non-GAAP gross margin between 59.3% and 60.3%. The Company will continue to tax effect non-GAAP adjustments for computation of adjusted non-GAAP diluted earnings per share as a tax rate of 26%, unless the item being adjusted is not tax deductible in whole or in part.

The Company anticipates approximately 21.5 million and 21.8 million shares outstanding for the purpose of calculating full year adjusted non-GAAP diluted EPS and expects its annual U.S. GAAP effective tax rate to be between 26% and 28%.

Conference Call

The Company’s management will host a conference call today to discuss its fourth quarter and fiscal year ended December 31, 2025 results.

Date	Friday, February 27, 2026
Time	8:00 a.m. ET
Toll free (U.S.)	800-274-8461
Conference ID	5230834
Webcast (live and replay)	www.anipharmaceuticals.com, under the “Investors” section

The live and archived webcast and accompanying slide presentation will be accessible from the Company’s website at www.anipharmaceuticals.com, under the Investors section under Events and Presentations. The replay of the webcast will be accessible for 12 months following the event.

Non-GAAP Financial Measures

Adjusted non-GAAP EBITDA

ANI’s management considers adjusted non-GAAP EBITDA to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by non-cash stock-based compensation and differences in capital structures, tax structures, capital investment cycles, ages of related assets, and compensation structures among otherwise comparable companies. Management uses adjusted non-GAAP EBITDA when analyzing Company performance.

Adjusted non-GAAP EBITDA is defined as net income (loss), excluding tax expense (benefit), interest expense, net, other (income) expense, net, depreciation and amortization expense, non-cash stock-based compensation expense, M&A transaction and integration expenses, contingent consideration fair value adjustments, unrealized (gain) loss on our investment in equity securities, loss (gain) on disposal of assets, intangible asset impairment charges, litigation expenses related to certain matters, amortization of certain purchase price adjustments, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Adjusted non-GAAP EBITDA should be considered in addition to, but not in lieu of, net income or loss reported under GAAP. A reconciliation of adjusted non-GAAP EBITDA to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2026 adjusted EBITDA guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Adjusted non-GAAP Net Income

ANI’s management considers adjusted non-GAAP net income to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, litigation expenses related to certain matters, amortization of certain purchase price adjustments, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP net income when analyzing Company performance.

Adjusted non-GAAP net income is defined as net income (loss), plus the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, loss (gain) on disposal of assets, intangible asset impairment charges, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations, less the tax impact of these adjustments calculated using an estimated statutory tax rate. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP net income should be considered in addition to, but not in lieu of, net income reported under GAAP. A reconciliation of adjusted non-GAAP net income to the most directly comparable GAAP financial measure is provided below.

Adjusted non-GAAP Diluted Earnings per Share

ANI’s management considers adjusted non-GAAP diluted earnings per share to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, loss (gain) on disposal of assets, intangible asset impairment charges, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP diluted earnings per share when analyzing Company performance.

Non-GAAP Adjusted Diluted Weighted-Average Shares Outstanding excludes certain dilutive shares related to the 2029 senior convertible notes as they are intended to be covered by our capped call transactions. Our outstanding capped call transactions are intended to offset the dilutive effect of the 2029 convertible senior notes recognized in the calculation of GAAP diluted EPS in this reporting period in full, and therefore 588,000 shares and 692,000 shares for the three and twelve months ended December 31, 2025, have been excluded from the calculation of the Non-GAAP Adjusted Diluted Weighted-Average Shares outstanding, respectively.

Adjusted non-GAAP diluted earnings per share is defined as adjusted non-GAAP net income, as defined above, divided by the diluted weighted average shares outstanding during the period. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP diluted earnings per share should be considered in addition to, but not in lieu of, diluted earnings (loss) per share reported under GAAP. A reconciliation of adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2026 adjusted diluted earnings per share guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Other non-GAAP metrics

ANI’s management considers non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses to be financial indicators of ANI’s operating performance, providing investors and analysts with useful measures of operating results unaffected by non-cash stock-based compensation expense, M&A transaction and integration expenses, litigation expenses related to certain matters, inventory step-up amortization, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Management uses adjusted non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses when analyzing Company performance. Non-GAAP research and development expenses is defined as research and development expenses, excluding non-cash stock-based compensation expense, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Non-GAAP selling, general, and administrative expenses is defined as selling, general, and administrative expenses, excluding non-cash stock-based compensation expense, M&A transaction and integration expenses, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Each of adjusted non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses should be considered in addition to, but not in lieu of, research and development expenses, and selling, general, and administrative expenses reported under GAAP, respectively.

A reconciliation of each of non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses to the most directly comparable GAAP financial measure is provided below.

ANI’s management also considers non-GAAP gross margin to be a financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by non-cash stock-based compensation expense, inventory step-up amortization, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses non-GAAP gross margin when analyzing Company performance.

Non-GAAP gross margin is defined as adjusted non-GAAP net revenues less non-GAAP cost of sales (excluding depreciation and amortization) divided by non-GAAP net revenues. Non-GAAP gross margin should be considered in addition to, but not in lieu of, gross margin reported under GAAP.

About ANI

ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) is a diversified biopharmaceutical company committed to its mission of “Serving Patients, Improving Lives" by developing, manufacturing, and commercializing innovative and high-quality therapeutics. The Company is focused on delivering sustainable growth through its Rare Disease business, which markets novel products in the areas of ophthalmology, rheumatology, nephrology, neurology, and pulmonology; its Generics business, which leverages R&D expertise, operational excellence, and U.S.-based manufacturing; and its Brands business. For more information, visit www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s strategy; its expectations regarding its future operations, financial position or revenues, including 2026 financial guidance; the commercialization and potential sales of the Company’s products, including current and planned product launches and any additional product launches from the Company’s generic pipeline; expansion plans for the Rare Disease business, including with respect to the planned expansion of the Company’s sales force for acute gouty arthritis, and with respect to the transformation of ANI into a leading rare disease company; anticipated growth opportunities for Cortrophin Gel and ILUVIEN; anticipated R&D developments and clinical trial advances; and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” the negatives thereof, or other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to: the ability of the Company’s approved products, including Cortrophin Gel and ILUVIEN, to achieve commercialization at levels of market acceptance that will allow the Company to maintain profitability; the Company’s ability to complete or achieve any or all of the intended benefits of acquisitions and investments, in a timely manner or at all; delays and disruptions in the production of the Company’s approved products; increased costs and potential loss of revenues if the Company needs to change suppliers due to the limited number of suppliers for its raw materials, active pharmaceutical ingredients, expedients, and other materials; delays and disruptions in the production of the Company’s approved products as a result of its reliance on single source third party contract manufacturing supply for certain of its key products, including Cortrophin Gel and ILUVIEN; delays or failure to obtain or maintain approvals by the FDA of the Company’s products; changes in policy or actions that may be taken by the FDA, United States Drug Enforcement Administration and other regulatory agencies, and the focus of the current U.S. presidential administration, including among other things, drug recalls, regulatory approvals, facility inspections and potential enforcement actions; risks that the Company may face with respect to importing raw materials and delays in delivery of raw materials and other ingredients and supplies necessary for the manufacture of the Company’s products from both domestic and overseas sources due to supply chain disruptions or for any other reason, including increased costs due to tariffs; the ability of the Company’s manufacturing partners to meet its product demands and timelines; the impact of changes or fluctuations in exchange rates; the Company’s ability to develop, license or acquire, and commercialize new products; the Company’s obligations in agreements under which it licenses, develops or commercializes rights to products or technology from third parties and its ability to maintain such licenses; the level of competition the Company faces and the legal, regulatory and/or legislative strategies employed by its competitors to prevent or delay competition from generic alternatives to branded products; the Company’s ability to protect its intellectual property rights; the impact of legislative or regulatory reform on the pricing for pharmaceutical products; the impact of any litigation to which the Company is, or may become, a party; the Company’s ability, and that of its suppliers, development partners, and manufacturing partners, to comply with laws, regulations and standards that govern or affect the pharmaceutical and biotechnology industries; the Company’s ability to maintain the services of its key executives and other personnel; the potential impact of new U.S. tax legislation on the Company’s business; and general business and economic conditions, such as inflationary pressures, geopolitical conditions.

More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, and other periodic reports, as well as other filings with the SEC. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company’s current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:
Courtney Mogerley, Argot Partners
T: 646-368-8014
E: ani@argotpartners.com

SOURCE: ANI Pharmaceuticals, Inc.

FINANCIAL TABLES FOLLOW

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 1: US GAAP Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net Revenues	$247,060	$190,574	$883,366	$614,376

Operating Expenses
Cost of sales (excluding depreciation and amortization)	100,269	80,280	341,310	250,210
Research and development	12,261	16,646	51,664	44,581
Selling, general, and administrative	82,790	69,719	317,745	249,636
Depreciation and amortization	22,613	22,600	91,417	67,731
Contingent consideration fair value adjustment	(5,727)	(1,893)	(31,012)	(619)
Loss (gain) on disposal of assets	87	—	382	(5,347)
Intangible asset impairment charge	—	7,600	767	7,600

Total Operating Expenses, net	212,293	194,952	772,273	613,792

Operating income (loss)	34,767	(4,378)	111,093	584

Other Expense, net
Unrealized gain (loss) on investment in equity securities	273	(1,991)	2,824	6,307
Interest expense, net	(4,411)	(6,015)	(20,060)	(17,602)
Other income (expense), net	850	(1,378)	1,934	(4,033)
Loss on extinguishment of debt	—	—	—	(7,468)

Income (Loss) Before Income Tax Expense (Benefit)	31,479	(13,762)	95,791	(22,212)

Income tax expense (benefit)	3,989	(3,486)	17,454	(3,690)

Net Income (Loss)	$27,490	$(10,276)	$78,337	$(18,522)

Dividends on Series A Convertible Preferred Stock	—	(406)	(1,157)	(1,625)

Net Income (Loss) Available to Common Shareholders	$27,490	$(10,682)	$77,180	$(20,147)

Basic and Diluted Income (Loss) Per Share:
Basic Income (Loss) Per Share	$1.24	$(0.55)	$3.50	$(1.04)
Diluted Income (Loss) Per Share	$1.18	$(0.55)	$3.32	$(1.04)

Basic Weighted-Average Shares Outstanding	20,686	19,445	20,053	19,318
Diluted Weighted-Average Shares Outstanding	21,774	19,445	21,228	19,318

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 2: US GAAP Balance Sheets
(unaudited, in thousands)

	December 31, 2025	December 31, 2024

Current Assets
Cash and cash equivalents	$285,585	$144,861
Restricted cash	36	33
Accounts receivable, net	281,082	221,726
Inventories	143,067	136,782
Prepaid income taxes	11,027	772
Prepaid expenses and other current assets	23,189	17,975
Investment in equity securities	9,131	6,307
Total Current Assets	753,117	528,456
Non-current Assets
Property and equipment, net	62,476	56,863
Deferred tax assets, net of deferred tax liabilities and valuation allowance	69,072	85,106
Intangible assets, net	479,526	541,834
Goodwill	62,480	59,990
Derivatives and other non-current assets	13,706	12,220
Total Assets	$1,440,377	$1,284,469
Current Liabilities
Income taxes payable	$1,291	$5,622
Income taxes payable - foreign	948	1,899
Current debt, net of deferred financing costs	17,268	9,172
Accounts payable	62,583	45,656
Accrued royalties	48,497	22,626
Accrued compensation and related expenses	37,897	37,725
Accrued government rebates	43,154	18,714
Returned goods reserve	49,504	39,274
Current contingent consideration	167	29
Accrued expenses and other	16,803	13,735
Total Current Liabilities	278,112	194,452
Non-current Liabilities
Non-current debt, net of deferred financing costs and current component	291,840	309,108
Non-current convertible notes, net of deferred financing costs	307,927	305,812
Non-current contingent consideration, net of current	9,610	19,825
Accrued licensor payments due	—	20,961
Other non-current liabilities	12,164	5,781
Total Liabilities	$899,653	$855,939
Mezzanine Equity
Convertible Preferred Stock, Series A	—	24,850
Stockholders’ Equity
Common Stock	3	2
Class C Special Stock	—	—
Preferred Stock	—	—
Treasury stock	(33,249)	(21,040)
Additional paid-in capital	596,036	519,653
Accumulated deficit	(23,099)	(100,279)
Accumulated other comprehensive income, net of tax	1,033	5,344
Total Stockholders’ Equity	540,724	403,680
Total Liabilities, Mezzanine Equity, and Stockholders’ Equity	$1,440,377	$1,284,469

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 3: Adjusted non-GAAP EBITDA Calculation and US GAAP to Non-GAAP Reconciliation
(unaudited, in thousands)

				Reconciliation of certain adjusted non-GAAP accounts:
				Net Revenues		Cost of sales (excluding depreciation and amortization)		Selling, general, and administrative		Research and development
	Three Months Ended December 31,			Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2025	2024		2025	2024	2025	2024	2025	2024	2025	2024
Net Income (Loss)	$27,490	$(10,276)	As reported:	$247,060	$190,574	$100,269	$80,280	$82,790	$69,719	$12,261	$16,646

Add/(Subtract):
Interest expense, net	4,411	6,015
Other (income) expense, net	(850)	1,378
Income tax expense (benefit)	3,989	(3,486)
Depreciation and amortization	22,613	22,600
Contingent consideration fair value adjustment	(5,727)	(1,893)
Unrealized (gain) loss on investment in equity securities	(273)	1,991
Intangible asset impairment charge	—	7,600
Loss on disposal of assets	87	—
Stock-based compensation	9,768	7,061	Stock-based compensation	—	—	(507)	(367)	(8,741)	(6,233)	(520)	(461)
M&A transaction and integration expenses	607	5,965	M&A transaction and integration expenses	—	—	—	—	(607)	(5,965)	—	—
Litigation expenses	3,241	1,657	Litigation expenses	—	—	—	—	(3,241)	(1,657)	—	—
Inventory step-up amortization	—	10,375	Inventory step-up amortization	—	—	—	(10,375)	—	—	—	—
Severance	—	1,057	Severance	—	—	—	—	—	(1,057)	—	—
Adjusted non-GAAP EBITDA	$65,356	$50,044	As adjusted:	$247,060	$190,574	$99,762	$69,538	$70,201	$54,807	$11,741	$16,185

				Reconciliation of certain adjusted non-GAAP accounts:
				Net Revenues		Cost of sales (excluding depreciation and amortization)		Selling, general, and administrative		Research and development
	Twelve Months Ended December 31,			Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024		2025	2024	2025	2024	2025	2024	2025	2024
Net Income (Loss)	$78,337	$(18,522)	As reported:	$883,366	$614,376	$341,310	$250,210	$317,745	$249,636	$51,664	$44,581

Add/(Subtract):
Interest expense, net	20,060	17,602
Other (income) expense, net	(1,934)	4,033
Loss on extinguishment of debt	—	7,468
Income tax expense (benefit)	17,454	(3,690)
Depreciation and amortization	91,417	67,731
Contingent consideration fair value adjustment	(31,012)	(619)
Unrealized gain on investment in equity securities	(2,824)	(6,307)
Intangible asset impairment charge	767	7,600
Loss (gain) on disposal of assets	382	(5,347)
Stock-based compensation	37,929	29,344	Stock-based compensation	—	—	(1,803)	(1,277)	(33,982)	(26,533)	(2,144)	(1,534)
M&A transaction and integration expenses	3,823	20,163	M&A transaction and integration expenses	—	—	—	—	(3,823)	(20,163)	—	—
Litigation expenses	15,278	6,395	Litigation expenses	—	—	—	—	(15,278)	(6,395)	—	—
Inventory step-up amortization	—	13,599	Inventory step-up amortization	—	—	—	(13,599)	—	—	—	—
Severance	105	6,365	Severance	—	—	—	—	(105)	(6,365)	—	—
Equity payout	—	10,190	Equity payout	—	—	—	—	—	(9,171)	—	(1,019)
Adjusted non-GAAP EBITDA	$229,782	$156,005	As adjusted:	$883,366	$614,376	$339,507	$235,334	$264,557	$181,009	$49,520	$42,028

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 4: Adjusted non-GAAP Net Income and Adjusted non-GAAP Diluted Earnings per Share Reconciliation
(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net Income (Loss) Available to Common Shareholders	$27,490	$(10,682)	$77,180	$(20,147)

Add/(Subtract):
Non-cash interest expense	238	232	974	149
Depreciation and amortization	22,613	22,600	91,417	67,731
Contingent consideration fair value adjustment	(5,727)	(1,893)	(31,012)	(619)
Loss (gain) on disposal of assets	87	—	382	(5,347)
Unrealized (gain) loss on investment in equity securities	(273)	1,991	(2,824)	(6,307)
Intangible asset impairment charge	—	7,600	767	7,600
Stock-based compensation	9,768	7,061	37,929	29,344
M&A transaction and integration expenses	607	5,965	3,823	20,163
Litigation expenses	3,241	1,657	15,278	6,395
Inventory step-up amortization	—	10,375	—	13,599
Severance	—	1,057	105	6,365
Equity payout	—	—	—	10,190
Loss on extinguishment of debt	—	—	—	7,468
Other (income) expense	(878)	1,335	(2,093)	3,869
Less:
Estimated tax impact of adjustments	(7,716)	(15,021)	(29,834)	(38,154)

Adjusted non-GAAP Net Income Available to Common Shareholders (1)	$49,450	$32,277	$162,092	$102,299
Diluted Weighted-Average
Shares Outstanding	21,774	19,445	21,228	19,318
Adjusted Diluted Weighted-Average (2)
Shares Outstanding	21,186	19,785	20,536	19,668

Adjusted non-GAAP
Diluted Earnings per Share	$2.33	$1.63	$7.89	$5.20

(1) Adjusted non-GAAP Net Income Available to Common Shareholders excludes undistributed earnings to participating securities.
(2) Non-GAAP Adjusted Diluted Weighted-Average Shares Outstanding excludes certain dilutive shares related to the 2029 senior convertible notes as they are intended to be covered by our capped call transactions. Our outstanding capped call transactions are intended to offset the dilutive effect of the 2029 convertible senior notes recognized in the calculation of GAAP diluted EPS in this reporting period in full, and therefore approximately 588,000 shares and 692,000 shares for the three and twelve months ended December 31, 2025, have been excluded from the calculation of the Non-GAAP Adjusted Diluted Weighted-Average Shares outstanding, respectively.